UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2005

Seattle Genetics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-32405	91-1874389
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

21823 30th Drive SE

Bothell, Washington 98021

(Address of principal executive offices, including zip code)

(425) 527-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 17, 2005, Seattle Genetics, Inc. (the “Company”) entered into an employment agreement with Todd E. Simpson as further described under Item 5.02 below and the content of such description is incorporated by reference into this Item 1.01.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 23, 2005, the Company filed a Current Report on Form 8-K (the “Form 8-K”) disclosing that effective as of October 4, 2005, Todd E. Simpson was named as its Chief Financial Officer. The terms of such appointment were set forth in an offer letter and summarized in the Form 8-K. On October 17, 2005, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Simpson on the terms set forth in such offer letter and summarized in the Form 8-K. Those terms and such summary are hereby incorporated by reference into this Item 5.02 and Item 1.01. The foregoing description is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed with this report as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Employment Agreement by and between the Company and Todd E. Simpson dated October 17, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEATTLE GENETICS, INC.

Date: October 21, 2005	By:	/S/ CLAY B. SIEGALL
Clay B. Siegall
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Employment Agreement by and between the Company and Todd E. Simpson dated October 17, 2005.